FOR IMMEDIATE RELEASE

Qorvo® Announces Fiscal 2025 Third Quarter Financial Results

GREENSBORO, N.C. — January 28, 2025 — Qorvo® (Nasdaq:QRVO), a leading global provider of connectivity and power solutions, today announced financial results for the Company’s fiscal 2025 third quarter ended December 28, 2024.

On a GAAP basis, revenue for Qorvo’s fiscal 2025 third quarter was $916.3 million, gross margin was 42.7%, operating income was $53.0 million, and diluted earnings per share was $0.43. On a non-GAAP basis, gross margin was 46.5%, operating income was $177.9 million, and diluted earnings per share was $1.61.

Bob Bruggeworth, president and chief executive officer of Qorvo, said, "Qorvo is executing on a broad set of strategic initiatives to expand margin, generate strong free cash flow, and increase shareholder value. During the December quarter, we continued to successfully support our largest customer, who represented approximately 50% of sales. Within our Android 5G product portfolio, we are narrowing our focus to the higher-value flagship and premium tiers, where customers value Qorvo's differentiated products. In HPA, we had record Defense & Aerospace quarterly revenue and expect continued strength in the March quarter. As we continue to execute on our growth and diversification strategy, we expect HPA and CSG to deliver double-digit growth in fiscal 2025 and next fiscal year."

Financial Commentary and Outlook

Grant Brown, chief financial officer of Qorvo, said, "Qorvo exceeded the midpoint of our December quarter non-GAAP guidance in revenue, gross margin, and EPS. During the quarter, we took proactive steps to change how we support our Android business. These actions will reduce operating expense and are expected to benefit gross margin in our fiscal 2026. Subsequent to the quarter, we divested our silicon carbide business. These actions, in aggregate, are expected to support a high-40%'s gross margin in seasonally strong quarters of fiscal 2026 and additional gross margin improvement in fiscal 2027."

Qorvo’s current outlook for the March 2025 quarter is:

• Quarterly revenue of approximately $850 million, plus or minus $25 million1
• Non-GAAP gross margin between 43% and 44%
• Non-GAAP diluted earnings per share between $0.90 and $1.10

1 Includes immaterial silicon carbide revenue, versus silicon carbide revenue of approximately $9 million in the December 2024 quarter.

See "Forward-looking non-GAAP financial measures" below. Qorvo's actual quarterly results may differ from these expectations and projections, and such differences may be material.

Selected Financial Information

The following tables set forth selected GAAP and non-GAAP financial information for Qorvo for the periods indicated. See the more detailed financial information for Qorvo, including reconciliations of GAAP and non-GAAP financial information, attached.

SELECTED GAAP RESULTS
(In millions, except for percentages and EPS)
(Unaudited)

	Q3 Fiscal 2025	Q2 Fiscal 2025	Q3 Fiscal 2024	Sequential Change	Year-over-Year Change
Revenue	$916.3	$1,046.5	$1,073.9	$(130.2)	$(157.6)
Gross profit	$391.4	$445.3	$387.9	$(53.9)	$3.5
Gross margin	42.7%	42.6%	36.1%	0.1 ppt	6.6 ppt
Operating expenses	$338.4	$435.6	$429.4	$(97.2)	$(91.0)
Operating income (loss)	$53.0	$9.7	$(41.6)	$43.3	$94.6
Net income (loss)	$41.3	$(17.4)	$(126.9)	$58.7	$168.2
Weighted-average diluted shares	95.0	94.9	97.2	0.1	(2.2)
Diluted EPS (loss per share)	$0.43	$(0.18)	$(1.31)	$0.61	$1.74

SELECTED NON-GAAP RESULTS (1)
(In millions, except for percentages and EPS)
(Unaudited)

	Q3 Fiscal 2025	Q2 Fiscal 2025	Q3 Fiscal 2024	Sequential Change	Year-over-Year Change
Revenue	$916.3	$1,046.5	$1,073.9	$(130.2)	$(157.6)
Gross profit	$426.3	$492.0	$470.5	$(65.7)	$(44.2)
Gross margin	46.5%	47.0%	43.8%	(0.5) ppt	2.7 ppt
Operating expenses	$248.4	$279.8	$234.0	$(31.4)	$14.4
Operating income	$177.9	$212.2	$236.5	$(34.3)	$(58.6)
Net income	$152.8	$179.8	$205.9	$(27.0)	$(53.1)
Weighted-average diluted shares	95.0	95.8	97.8	(0.8)	(2.8)
Diluted EPS	$1.61	$1.88	$2.10	$(0.27)	$(0.49)
(1) Adjusted for stock-based compensation expense, amortization of intangible assets, restructuring-related charges, acquisition and integration-related costs, goodwill and other asset impairments, net adjustments related to a terminated capacity reservation agreement, gain or loss on assets, other expense or income, gain or loss on investments, and an adjustment of income taxes.

SELECTED GAAP RESULTS BY OPERATING SEGMENT
(In millions, except percentages)
(Unaudited)
	Q3 Fiscal 2025	Q2 Fiscal 2025	Q3 Fiscal 2024	Sequential Change	Year-over-Year Change
Revenue
HPA	$171.7	$148.3	$118.9	15.8%	44.4%
CSG	109.5	146.8	108.9	(25.4)%	0.6%
ACG	635.1	751.4	846.1	(15.5)%	(24.9)%
Total revenue	$916.3	$1,046.5	$1,073.9	(12.4)%	(14.7)%
Operating income (loss)
HPA	$32.6	$13.1	$1.6	148.9%	1,937.5%
CSG	(11.7)	(9.0)	(25.6)	(30.0)%	54.3%
ACG	161.2	215.1	263.8	(25.1)%	(38.9)%
All other (1)	(129.1)	(209.5)	(281.4)	38.4%	54.1%
Total operating income (loss)	$53.0	$9.7	$(41.6)	446.4%	227.4%
Operating income (loss) as a % of revenue
HPA	19.0%	8.8%	1.3%	10.2 ppt	17.7 ppt
CSG	(10.7)	(6.1)	(23.5)	(4.6) ppt	12.8 ppt
ACG	25.4	28.6	31.2	(3.2) ppt	(5.8) ppt
Total operating income (loss) as a % of revenue	5.8%	0.9%	(3.9)%	4.9 ppt	9.7 ppt
(1) Includes stock-based compensation expense, amortization of intangible assets, restructuring-related charges, acquisition and integration-related costs, goodwill and other asset impairments, net adjustments related to a terminated capacity reservation agreement, gain or loss on assets, other expense or income, costs associated with upgrading certain of the Company's core business systems and other miscellaneous corporate overhead expenses.

Non-GAAP Financial Measures

In addition to disclosing financial results calculated in accordance with United States (U.S.) generally accepted accounting principles (GAAP), this earnings release contains some or all of the following non-GAAP financial measures: (i) non-GAAP gross profit and gross margin, (ii) non-GAAP operating expenses, operating income and operating margin, (iii) non-GAAP net income, (iv) non-GAAP net income per diluted share, (v) free cash flow, (vi) EBITDA, (vii) non-GAAP return on invested capital (ROIC), and (viii) net debt or positive net cash. Each of these non-GAAP financial measures is either adjusted from GAAP results to exclude certain expenses or derived from multiple GAAP measures, which are outlined in the “Reconciliation of GAAP to Non-GAAP Financial Measures” tables, attached, and the “Additional Selected Non-GAAP Financial Measures and Reconciliations” tables, attached.

In managing Qorvo's business on a consolidated basis, management develops an annual operating plan, which is approved by our Board of Directors, using non-GAAP financial measures. In developing and monitoring performance against this plan, management considers the actual or potential impacts on these non-GAAP financial measures from actions taken to reduce costs with the goal of increasing gross margin and operating margin. In addition, management relies upon these non-GAAP financial measures to assess whether research and development efforts are at an appropriate level, and when making decisions about product spending, administrative budgets, and other operating expenses. Also, we believe that non-GAAP financial measures provide useful supplemental information to investors and enable investors to analyze the results of operations in the same way as management. We have chosen to provide this supplemental information to enable investors to perform additional comparisons of our operating results, to assess our liquidity and capital position and to analyze financial performance excluding the effect of expenses unrelated to operations, and stock-based compensation expense, which may obscure trends in Qorvo's underlying performance.

We believe that these non-GAAP financial measures offer an additional view of Qorvo's operations that, when coupled with the GAAP results and the reconciliations to corresponding GAAP financial measures, provide a more complete understanding of Qorvo's results of operations and the factors and trends affecting Qorvo's business. However, these non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

Our rationale for using these non-GAAP financial measures, as well as their impact on the presentation of Qorvo's operations, are outlined below:

Non-GAAP gross profit and gross margin. Non-GAAP gross profit and gross margin exclude amortization of intangible assets, stock-based compensation expense, restructuring-related charges, acquisition and integration-related costs, and certain other expense (income). We believe that exclusion of these costs in presenting non-GAAP gross profit and gross margin facilitates a useful evaluation of our historical performance and projected costs and the potential for realizing cost efficiencies.

We view amortization of acquisition-related intangible assets, such as the amortization of the cost associated with an acquired company’s research and development efforts, trade names, and customer relationships, as items arising from pre-acquisition activities, determined at the time of an acquisition, rather than ongoing costs of operating Qorvo’s business. While these intangible assets are continually evaluated for impairment, amortization of the cost of purchased intangible assets is a static expense, which is not typically affected by operations during any particular period. Although we exclude the amortization of purchased intangible assets from these non-GAAP financial measures, management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase price accounting and contribute to revenue generation.

We believe that presentation of non-GAAP gross profit and gross margin and other non-GAAP financial measures that exclude the impact of stock-based compensation expense assists management and investors in evaluating the period-over-period performance of Qorvo's ongoing operations because (i) the expenses are non-cash in nature, and (ii) although the size of the grants is within our control, the amount of expense varies depending on factors such as short-term fluctuations in stock price volatility and prevailing interest rates, which can be unrelated to the operational performance of Qorvo during the period in which the expense is incurred and generally are outside the control of management. Moreover, we believe that the exclusion of stock-based compensation expense in presenting non-GAAP gross profit and gross margin and other non-GAAP financial measures is useful to investors to understand the impact of the expensing of stock-based compensation to Qorvo's gross profit and gross margins and other financial measures in comparison to prior periods. We also believe that the adjustments to profit and margin related to restructuring-related charges, and acquisition and integration-related costs do not constitute part of Qorvo's ongoing operations and therefore the exclusion of these items provides management and investors with better visibility into the actual costs required to generate revenues over time and facilitates a useful evaluation of our historical and projected performance. We believe disclosure of non-GAAP gross profit and gross margin has economic substance because the excluded expenses do not represent continuing cash expenditures and, as described above, we have little control over the timing and amount of the expenses in question.

Non-GAAP gross profit and gross margin also exclude net adjustments related to a terminated capacity reservation agreement. In October 2023, a long-term capacity reservation agreement with a foundry supplier was amended. Pursuant to the amendment, Qorvo is no longer obligated to order silicon wafers from the foundry supplier and the agreement was terminated effective December 31, 2023. Included in the net adjustments to our cost of goods sold for the third quarter of fiscal 2024 is a contract termination fee which we paid during the fourth quarter of fiscal 2024. We believe these net adjustments are not reflective of the performance of our ongoing business.

Non-GAAP operating expenses, operating income and operating margin. Non-GAAP operating expenses, operating income and operating margin exclude stock-based compensation expense, amortization of intangible assets, acquisition and integration-related costs, goodwill and other asset impairments, restructuring-related charges, net adjustments related to a terminated capacity reservation agreement, (gain) loss on assets and certain other expense (income). We believe that presentation of a measure of operating expenses, operating income and operating margin that excludes amortization of intangible assets and stock-based compensation expense is useful to both management and investors for the same reasons as described above with respect to our use of non-GAAP gross profit and gross margin. We believe that acquisition and integration-related costs, goodwill and other asset impairments, restructuring-related charges, net adjustments related to a terminated capacity reservation agreement, (gain) loss on assets and certain other expense (income) do not constitute part of Qorvo's ongoing operations and therefore, the exclusion of these costs provides management and investors with better visibility into the actual costs required to generate revenues over time and facilitates a useful evaluation of our historical and projected performance. We believe disclosure of non-GAAP operating expenses, operating income and operating margin has economic substance because the excluded expenses are either unrelated to ongoing operations or do not represent current cash expenditures.

Non-GAAP net income and non-GAAP net income per diluted share. Non-GAAP net income and non-GAAP net income per diluted share exclude the effects of stock-based compensation expense, amortization of intangible assets, acquisition and integration-related costs, goodwill and other asset impairments, restructuring-related charges, net adjustments related to a terminated capacity reservation agreement, (gain) loss on assets, certain other expense (income), gain or loss on investments, and also reflect an adjustment of income taxes. The income tax adjustment primarily represents the use of research and development tax credit carryforwards, deferred tax expense (benefit) items not affecting taxes payable, adjustments related to the deemed and actual repatriation of historical foreign earnings, non-cash expense (benefit) related to uncertain tax positions and other items unrelated to the current fiscal year or that are not indicative of our ongoing business operations. We believe that presentation of measures of net income and net income per diluted share that exclude these items is useful to both management and investors for the reasons described above with respect to non-GAAP gross profit and gross margin and non-GAAP operating expenses, operating income and operating margin. We believe disclosure of non-GAAP net income and non-GAAP net income per diluted share has economic substance because the excluded expenses are either unrelated to ongoing operations or do not represent current cash expenditures.

Free cash flow. Qorvo defines free cash flow as net cash provided by operating activities during the period minus property and equipment expenditures made during the period, and free cash flow margin is calculated as free cash flow as a percentage of revenue. We use free cash flow as a supplemental financial measure in our evaluation of liquidity and financial strength. Management believes that this measure is useful as an indicator of our ability to service our debt, meet other payment obligations and make strategic investments. Free cash flow should be considered in addition to, rather than as a substitute for, net income as a measure of our performance and net cash provided by operating activities as a measure of our liquidity. Additionally, our definition of free cash flow is limited, in that it does not represent residual cash flows available for discretionary expenditures due to the fact that the measure does not deduct the payments required for debt service and other contractual obligations. Therefore, we believe it is important to view free cash flow as a measure that provides supplemental information to our entire statement of cash flows.

EBITDA. Qorvo adjusts GAAP net income for interest expense, interest income, income tax expense (benefit), depreciation and intangible amortization expense, stock-based compensation and other charges that are not representative of Qorvo's ongoing operations (including goodwill and other asset impairments, investment activity, acquisition-related costs and restructuring-related costs and certain net adjustments related to a terminated capacity reservation agreement) when presenting EBITDA. Management believes that this measure is useful to evaluate our ongoing operations and as a general indicator of our operating cash flow (in conjunction with a cash flow statement which also includes among other items, changes in working capital and the effect of non-cash charges).

Non-GAAP ROIC. Return on invested capital (ROIC) is a non-GAAP financial measure that management believes provides useful supplemental information for management and the investor by measuring the effectiveness of our operations' use of invested capital to generate profits. We use ROIC to track how much value we are creating for our shareholders. Non-GAAP ROIC is calculated by dividing annualized non-GAAP operating income, net of an adjustment for income taxes (as described above), by average invested capital. Average invested capital is calculated by subtracting the average of the beginning balance and the ending balance of equity plus net debt, less certain goodwill.

Net debt or positive net cash. Net debt or positive net cash is defined as unrestricted cash, cash equivalents and short-term investments minus any borrowings under our credit facility and the principal balance of our senior unsecured notes. Management believes that net debt or positive net cash provides useful information regarding the level of Qorvo's indebtedness by reflecting cash and investments that could be used to repay debt.

Inventory days on hand. Inventory days on hand is defined as (a) average net inventory for the period, divided by (b) the result of non-GAAP cost of goods sold for the period divided by the number of days in the period.

Forward-looking non-GAAP financial measures. Our earnings release contains forward-looking free cash flow, gross margin, income tax rate and diluted earnings per share. We provide these non-GAAP measures to investors on a prospective basis for the same reasons (set forth above) that we provide them to investors on a historical basis. We are unable to provide a reconciliation of the forward-looking non-GAAP financial measures to the most directly comparable forward-looking GAAP financial measures without unreasonable effort due to variability and difficulty in making accurate projections for items that would be required to be included in the GAAP measures, such as stock-based compensation, acquisition and integration-related costs, restructuring-related charges, gain or loss on assets, goodwill and other asset impairments, gain or loss on investments and the provision for income taxes, which could have a potentially significant impact on our future GAAP results.

Limitations of non-GAAP financial measures. The primary material limitations associated with the use of non-GAAP financial measures as an analytical tool compared to the most directly comparable GAAP financial measures are these non-GAAP financial measures (i) may not be comparable to similarly titled measures used by other companies in our industry, and (ii) exclude financial information that some may consider important in evaluating our performance, thus limiting their usefulness as a comparative tool. We compensate for these limitations by providing full disclosure of the differences between these non-

GAAP financial measures and the corresponding GAAP financial measures, including a reconciliation of the non-GAAP financial measures to the corresponding GAAP financial measures, to enable investors to perform their own analysis of our gross profit and gross margin, operating expenses, operating income, net income, net income per diluted share and net cash provided by operating activities. We further compensate for the limitations of our use of non-GAAP financial measures by presenting the corresponding GAAP measures more prominently.

Qorvo will conduct a conference call at 4:30 p.m. ET today to discuss today’s press release. The conference call will be broadcast live over the Internet and can be accessed by any interested party at the following URL: https://ir.qorvo.com (under “Events & Presentations”). A telephone playback of the conference call will be available approximately two hours after the call’s completion and can be accessed by dialing 1-412-317-0088 and using the passcode 8143934. The playback will be available through the close of business February 4, 2025.

About Qorvo

Qorvo (Nasdaq:QRVO) supplies innovative semiconductor solutions that make a better world possible. We combine product and technology leadership, systems-level expertise and global manufacturing scale to quickly solve our customers’ most complex technical challenges. Qorvo serves diverse high-growth segments of large global markets, including automotive, consumer, defense & aerospace, industrial & enterprise, infrastructure and mobile. Visit www.qorvo.com to learn how our diverse and innovative team is helping connect, protect and power our planet.

Qorvo is a registered trademark of Qorvo, Inc. in the U.S. and in other countries. All other trademarks are the property of their respective owners.

This press release includes "forward-looking statements" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations and contentions, and are not historical facts and typically are identified by terms such as "may," "will," "should," "could," "expect," "plan," "anticipate," "believe," "estimate," "forecast," "predict," "potential," "continue" and similar words, although some forward-looking statements are expressed differently. You should be aware that the forward-looking statements included herein represent management's current judgment and expectations as of the date the statement is first made, but our actual results, events and performance could differ materially from those expressed or implied by forward-looking statements. We caution you not to place undue reliance upon any such forward-looking statements. We do not intend to update any of these forward-looking statements or publicly announce the results of any revisions to these forward-looking statements, other than as is required under U.S. federal securities laws. Our business is subject to numerous risks and uncertainties, including those relating to fluctuations in our operating results on a quarterly and annual basis; our substantial dependence on developing new products and achieving design wins; our dependence on several large customers for a substantial portion of our revenue; a loss of revenue if defense and aerospace contracts are canceled or delayed; our dependence on third parties; risks related to sales through distributors; risks associated with the operation of our manufacturing facilities; business disruptions; poor manufacturing yields; increased inventory risks and costs, due to timing of customers' forecasts; our inability to effectively manage or maintain relationships with chipset suppliers; our ability to continue to innovate in a very competitive industry; underutilization of manufacturing facilities; unfavorable changes in interest rates, pricing of certain precious metals, utility rates and foreign currency exchange rates; our acquisitions, divestitures and other strategic investments failing to achieve financial or strategic objectives; our ability to attract, retain and motivate key employees; warranty claims, product recalls and product liability; changes in our effective tax rate; enactment of international or domestic tax legislation, or changes in regulatory guidance; changes in the favorable tax status of certain of our subsidiaries; risks associated with social, environmental, health and safety regulations, and climate change; risks from international sales and operations; economic regulation in China; changes in government trade policies, including imposition of tariffs and export restrictions; we may not be able to generate sufficient cash to service all of our debt; restrictions imposed by the agreements governing our debt; our reliance on our intellectual property portfolio; claims of infringement of third-party intellectual property rights; security breaches, failed system upgrades or regular maintenance and other similar disruptions to our IT systems; theft, loss or misuse of personal data by or about our employees, customers or third parties; provisions in our governing documents and Delaware law may discourage takeovers and business combinations that our stockholders might consider to be in their best interests; and volatility in the price of our common stock. These and other risks and uncertainties, which are described in more detail under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended March 30, 2024, and Qorvo’s subsequent reports and statements that we file with the SEC, could cause actual results and developments to be materially different from those expressed or implied by any of these forward-looking statements.

# # #

Financial Tables to Follow

QORVO, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	December 28, 2024	December 30, 2023	December 28, 2024	December 30, 2023
Revenue	$916,317	$1,073,861	$2,849,497	$2,828,518

Costs and expenses:
Cost of goods sold	524,901	685,983	1,680,471	1,721,880
Research and development	179,126	164,329	567,778	502,366
Selling, general and administrative	90,360	86,914	313,043	296,033
Other operating expense	68,905	178,204	220,899	246,516
Total costs and expenses	863,292	1,115,430	2,782,191	2,766,795

Operating income (loss)	53,025	(41,569)	67,306	61,723
Interest expense	(18,655)	(17,581)	(58,343)	(51,963)
Other income, net	14,526	15,359	41,713	34,286

Income (loss) before income taxes	48,896	(43,791)	50,676	44,046
Income tax expense	(7,625)	(83,147)	(26,426)	(117,103)
Net income (loss)	$41,271	$(126,938)	$24,250	$(73,057)

Net income (loss) per share:
Basic	$0.44	$(1.31)	$0.26	$(0.75)
Diluted	$0.43	$(1.31)	$0.25	$(0.75)

Weighted-average shares of common stock outstanding:
Basic	94,341	97,152	94,942	97,905
Diluted	95,031	97,152	95,808	97,905

QORVO, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	December 28, 2024	September 28, 2024	December 30, 2023

GAAP operating income (loss)	$53,025	$9,675	$(41,569)
Stock-based compensation expense	28,384	38,181	21,755
Amortization of intangible assets	26,085	29,482	29,787
Restructuring-related charges	68,072	34,396	6,075
Acquisition and integration-related costs	1,382	1,211	2,529
Goodwill impairment	—	96,458	173,414
Net adjustments related to a terminated capacity reservation agreement	(1,253)	885	51,864
Other expense (income)	2,216	1,926	(7,333)
Non-GAAP operating income	$177,911	$212,214	$236,522

GAAP net income (loss)	$41,271	$(17,435)	$(126,938)
Stock-based compensation expense	28,384	38,181	21,755
Amortization of intangible assets	26,085	29,482	29,787
Restructuring-related charges	68,072	34,396	6,075
Acquisition and integration-related costs	1,382	1,211	2,529
Goodwill impairment	—	96,458	173,414
Net adjustments related to a terminated capacity reservation agreement	(1,253)	885	51,864
Other expense (income)	600	(506)	(12,252)
(Gain) loss on investments	(1,721)	780	464
Adjustment of income taxes	(10,067)	(3,611)	59,161
Non-GAAP net income	$152,753	$179,841	$205,859

GAAP weighted-average outstanding diluted shares	95,031	94,886	97,152
Dilutive stock-based awards	—	867	666
Non-GAAP weighted-average outstanding diluted shares	95,031	95,753	97,818

Non-GAAP net income per share, diluted	$1.61	$1.88	$2.10

QORVO, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Unaudited)

	Three Months Ended
(in thousands, except percentages)	December 28, 2024		September 28, 2024		December 30, 2023
GAAP gross profit/margin	$391,416	42.7%	$445,306	42.6%	$387,878	36.1%
Stock-based compensation expense	5,742	0.6	6,047	0.6	5,575	0.5
Amortization of intangible assets	23,462	2.6	25,523	2.4	25,457	2.4
Restructuring-related charges	6,931	0.7	15,414	1.4	(250)	—
Acquisition and integration-related costs	1	—	636	0.1	1	—
Net adjustments related to a terminated capacity reservation agreement	(1,253)	(0.1)	(885)	(0.1)	51,864	4.8
Non-GAAP gross profit/margin	$426,299	46.5%	$492,041	47.0%	$470,525	43.8%

Three Months Ended
Non-GAAP Operating Income	December 28, 2024
(as a percentage of revenue)

GAAP operating income	5.8%
Stock-based compensation expense	3.1
Amortization of intangible assets	2.8
Restructuring-related charges	7.4
Acquisition and integration-related costs	0.2
Net adjustments related to a terminated capacity reservation agreement	(0.1)
Other expense	0.2
Non-GAAP operating income	19.4%

Three Months Ended
Free Cash Flow (1)	December 28, 2024
(in millions)

Net cash provided by operating activities	$214.1
Purchases of property and equipment	(37.8)
Free cash flow	$176.3
(1) Free Cash Flow is calculated as net cash provided by operating activities minus property and equipment expenditures.

QORVO, INC. AND SUBSIDIARIES
ADDITIONAL SELECTED NON-GAAP FINANCIAL MEASURES AND RECONCILIATIONS
(In thousands)
(Unaudited)

	Three Months Ended
	December 28, 2024	September 28, 2024	December 30, 2023
GAAP research and development expense	$179,126	$201,050	$164,329
Less:
Stock-based compensation expense	13,650	13,468	11,830
Acquisition and integration-related costs	1	2	2
Non-GAAP research and development expense	$165,475	$187,580	$152,497

	Three Months Ended
	December 28, 2024	September 28, 2024	December 30, 2023
GAAP selling, general and administrative expense	$90,360	$107,760	$86,914
Less:
Stock-based compensation expense	8,985	18,488	4,336
Amortization of intangible assets	2,623	3,959	4,330
Acquisition and integration-related costs	—	1	—
Non-GAAP selling, general and administrative expense	$78,752	$85,312	$78,248

	Three Months Ended
	December 28, 2024	September 28, 2024	December 30, 2023
GAAP other operating expense	$68,905	$126,821	$178,204
Less:
Stock-based compensation expense	7	178	14
Restructuring-related charges	61,141	18,982	6,325
Acquisition and integration-related costs	1,380	572	2,526
Goodwill impairment	—	96,458	173,414
Other expense (income)	2,216	3,696	(7,333)
Non-GAAP other operating expense	$4,161	$6,935	$3,258

	Three Months Ended
	December 28, 2024	September 28, 2024	December 30, 2023
GAAP total operating expense	$338,391	$435,631	$429,447
Less:
Stock-based compensation expense	22,642	32,134	16,180
Amortization of intangible assets	2,623	3,959	4,330
Restructuring-related charges	61,141	18,982	6,325
Acquisition and integration-related costs	1,381	575	2,528
Goodwill impairment	—	96,458	173,414
Other expense (income)	2,216	3,696	(7,333)
Non-GAAP total operating expense	$248,388	$279,827	$234,003

QORVO, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	December 28, 2024	March 30, 2024
ASSETS
Current assets:
Cash and cash equivalents	$769,432	$1,029,258
Accounts receivable, net	427,863	412,960
Inventories	656,216	710,555
Other current assets	126,917	133,983
Assets of disposal group held for sale	116,435	159,278
Total current assets	2,096,863	2,446,034

Property and equipment, net	820,874	870,982
Goodwill	2,437,234	2,534,601
Intangible assets, net	332,338	509,383
Long-term investments	25,692	23,252
Other non-current assets	250,095	170,383
Total assets	$5,963,096	$6,554,635

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$551,676	$589,760
Current portion of long-term debt	—	438,740
Other current liabilities	227,110	113,215
Liabilities of disposal group held for sale	29,075	88,372
Total current liabilities	807,861	1,230,087

Long-term debt	1,549,230	1,549,272
Other long-term liabilities	225,572	218,904
Total liabilities	2,582,663	2,998,263

Stockholders’ equity	3,380,433	3,556,372
Total liabilities and stockholders’ equity	$5,963,096	$6,554,635

At Qorvo®
Doug DeLieto
VP, Investor Relations
1.336.678.7968